STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT ("Agreement") is entered into this 11th day of February, 2005, by and among Access Devices, Inc. a Nevada corporation (the "Company") and the certain shareholders of Access Devices Digital Ltd., a United Kingdom company ("ADDL") (hereinafter, such shareholders referred to as the "ADDL Parties"). For purposes of this Agreement, the ADDL Parties specifically disclaim that they are acting as partners, joint venturers or for any other common purpose, excepting as it relates to the execution of this Agreement as opposed to multiple similar instruments.

WHEREAS, the Company has issued and outstanding 81,100,000 shares of Common Stock of the Company, and has 225,000,000 total shares authorized, of which 25,000,000 shall be Preferred Stock.

WHEREAS, the Company had entered into an agreement dated October 22, 2004 with the ADDL Parties for the exchange of 105 million shares of the Company for 70% of the share capital of Access Devices Ltd.

WHEREAS, the Company and the ADDL Parties recognise that the agreement dated October 22, 2004 has not been consummated and incorrectly identified the shares being the subject of the agreement.

WHEREAS, in consequence, the Company and the ADDL Parties, being the only parties interested in the agreement dated October 22, 2004, intend to rescind the agreement dated October 22, 2004.

WHEREAS, the ADDL Parties own, collectively, 1,166,667 Ordinary Shares of ADDL, comprising 70% of its issued and outstanding Ordinary Shares (the "ADDL Ordinary Shares") and desire to exchange same for the Shares, as described in the paragraph immediately below.

WHEREAS, the Company has, upon review of the constituent documents, financial statements and other relevant materials of ADDL, has determined that an acquisition of the Ordinary Shares referenced above from the ADDL Parties is in the best interests of the Company, and have agreed to exchange a total of 105 million shares of its Common Stock (the "Shares"), which shall be issued at Closing, as defined herein, to the ADDL Parties in exchange for the ADDL Ordinary Shares; said shares shall be issued to the ADDL Parties in accordance with the Schedule attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

I.

SALE AND PURCHASE OF THE SHARES

1.1 **Terms of Exchange.** Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), the Company and the ADDL Parties agree to exchange the Shares for the ADDL Ordinary Shares.

1.2 **Closing.** The purchase shall be consummated at a closing ("Closing") to take place at 9:00 o'clock a.m., at the offices of the Company's counsel on February 11, 2005, ("Closing Date").

1.3 **Other Agreements.** At the Closing, the indicated parties hereby terminate the stock exchange agreement entered into between the parties on October 22, 2004, in accordance with clause 6.3.(a) of such agreement.

II.

REPRESENTATIONS AND WARRANTIES

2.1 **Representations and Warranties of The Company.** The Company represents and warrants to the ADDL Parties as follows:

(a) **Title to the Shares.** At Closing, the Company shall have issued for delivery to the ADDL Parties 105,000,000 Shares of Common Stock in the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting Agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other Agreements of any character, whether oral or written, with respect to the Shares.

(b) **Organization.** The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

(c) **Authorized Capitalization.** The authorized capitalization of the Company consists of 200,000,000 shares of Common Stock, par value $.001 of which 81,100,000 shares have been issued and are outstanding, and 25,000,000 of Preferred Stock, of which none has been issued. The Shares have been duly authorized, validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws.

(d) **Authority.** The Company has full power and lawful authority to execute and deliver the Shares and to consummate and perform the transaction

contemplated hereby. This Agreement constitutes (or shall, upon execution, constitute) a valid and legally binding obligation upon the Company, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Company, nor the consummation and performance of the transaction contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement that the Company is a party or by which the Company or any of its respective properties or assets are bound or affected.

(e) **Company Financial Statements**. The Company warrants that, except for the unconsummated agreement entered into between the parties dated October 22, 2004, it has conducted no business transaction since capitalization, and, for that reason, has not prepared Financial Statements for any period of its existence.

(f) **No Undisclosed Liabilities**. For the reasons set out above, and with the exception of the obligation set out in paragraph 4.4 hereof, the Company is not aware of any liabilities for which the Company is liable or will become liable in the future.

(g) **Authorizations**. The Company has no licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business.

(h) **No Litigation**. To the best of their knowledge, there are no actions, suits, claims, complaints or proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding that specifically apply to the Company or any of its assets.

2.2 **Representations and Warranties of ADDL Parties**. The ADDL Parties represent and warrant to the Company as follows:

(a) **Authority**. The ADDL Parties have full power and lawful authority to execute this Agreement and to consummate and perform the transaction contemplated hereby. The Agreement constitutes (or shall, upon execution, constitute) a valid and legally binding obligations upon the ADDL Parties, enforceable in accordance with their terms. Neither the execution and delivery of the Agreement by the ADDL Parties, nor the consummation and performance of the transaction contemplated hereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any Agreement by which ADDL Parties are party or by which the ADDL Parties or any of their properties or assets are bound or affected.

(b) **Title to the Shares**. At Closing, the ADDL Parties shall own of record and beneficially 1,166,667 Ordinary Shares in ADDL, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any

nature whatsoever, with full right and lawful authority to transfer the ADDL Ordinary Shares to the Company. No person has any preemptive rights or rights of first refusal with respect to any of the ADDL Ordinary Shares. There exists no voting Agreement, voting trust, or outstanding proxy with respect to any of the ADDL Ordinary Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other Agreements of any character, whether oral or written, with respect to the ADDL Ordinary Shares.

III.

COVENANTS

3.1 **Covenants of the Company**. The Company covenants and agrees that from the date hereof to the Closing without the prior written consent of the ADDL Parties:

(a) **Ordinary Course of Business**. The Company will operate its business in the ordinary course and will use its best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

(b) **Maintain Books**. The Company will maintain its books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

(c) **No Amendments**. The Company will not amend its corporate charter or bylaws (or similar documents) without prior consent of the ADDL Parties and will cause the Company to maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

(d) **No Disposition or Encumbrance**. Except in the ordinary course of business consistent with past practice, The Company will not (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, Agreements, patents, inventions, proprietary technology or process, trademarks, service marks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

(e) **No Securities Issuances**. The Company will not permit issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for the transaction contemplated herein.

IV.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ADDL PARTIES TO CLOSE

The obligation of the ADDL Parties to close the Transaction contemplated hereby is subject to the fulfillment by the Company prior to Closing of each of the following conditions, which may be waived in whole or in part by ADDL Parties:

4.1 **Compliance with Representations, Warranties and Covenants**. The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. The Company shall have performed all Agreements, covenants and conditions required to be performed by it prior to the Closing.

4.2 **No Legal Proceedings**. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transaction contemplated hereby.

4.3 **Documents to be Delivered by the Company**. The Company shall have delivered the following documents:

(a) Stock certificates representing all of the Shares duly issued to the ADDL Parties in accordance with the specifications set out in Exhibit A;

(b) A copy of (i) the Certificate of Incorporation of the Company, certified as correct by the Company; and (ii) the Bylaws of the Company certified as correct by the Company;

(c) All corporate and other records of or applicable to the Company included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts; and

(d) Such other documents or certificates as shall be reasonably required by the ADDL Parties or its counsel in order to close and consummate this Agreement.

V.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO CLOSE

The obligation of the Company to close this transaction is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by the Company:

5.1 **Compliance with Representations, Warranties and Covenants.** The representations and warranties made by the ADDL Parties in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and the ADDL Parties shall have performed all Agreements, covenants and conditions required to be performed by the ADDL Parties prior to the Closing.

5.2 **No Legal Proceedings.** No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transaction contemplated hereby.

VI.

MODIFICATION, WAIVERS, TERMINATION AND EXPENSES

6.1 **Modification.** The ADDL Parties and the Company may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

6.2 **Waivers.** The ADDL Parties and the Company may extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein in writing.

6.3 **Termination and Abandonment.** This Agreement may be terminated and the exchange of the Shares for the ADDL Ordinary Shares may be abandoned before the Closing:

(a) By the mutual consent of the Company and the ADDL Parties;

(b) By the ADDL Parties, if the representations and warranties of the Company set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall have not have been satisfied, in all material respects; or

(c) By the Company, if the representations and warranties of the ADDL Parties set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefore.

VII.

MISCELLANEOUS

7.1 **Representations and Warranties to Survive.** Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of one (1) year. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

7.2 **Binding Effect of the Agreement.** This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire Agreement between the parties. The terms and conditions of the Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

7.3 **Applicable Law.** This Agreement is made pursuant to, and will be construed under, the laws of the State of Nevada.

7.4 **Notices.** All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

(a) If to the Company, to:

Phillip W. Offill, Jr.
Godwin Gruber, LLP
1201 Elm St., 17th Fl.
Dallas, Texas 74270

(b) If to ADDL Parties, to:

Alex Dann
Link Investment Holdings Ltd.
1 Grosvenor Crescent
London SW1X 7EF

These addresses may be changed from time to time by written notice to the other parties.

7.5 **Headings.** The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

7.6 **Severability.** If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

7.7 **Expenses**. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transaction contemplated by this Agreement.

IN **WITNESS WHEREOF,** the undersigned parties hereto have duly executed this Agreement on the date first written above.

APPROVED AND AGREED:
Link Investment Holdings Ltd.
The ADDL Parties

By: Alex Dann

11/02/05
Date of Execution

APPROVED AND AGREED:
Access Devices, Inc.

By: Anthony Walton

11/02/05
Date of Execution